Opinion of Atlas, Pearlman, Trop & Borkson, P.A.
                relating to the issuance of shares of securities
               pursuant to the Action Products International, Inc.
                             1996 Stock Option Plan



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                      ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                          New River Center, Suite 1900
                           200 East Las Olas Boulevard
                         Fort Lauderdale, Florida 33301
                                 (954) 763-1200

                                                                April 20, 1999



Action Products International, Inc.
344 Cypress Road
Ocala, Florida 34472

         Re: Registration Statement on Form S-8; Action Products International,
             Inc. - 1996 Stock Option Plan

Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission (the "Commission") with respect to the registration by Action Products International, Inc. (the "Company") of an aggregate of 900,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), to be sold pursuant to the above-referenced Registration Statement and the Company's Amended 1996 Stock Option Plan (the "Plan"). The shares of Common Stock to be sold consist of 900,000 shares of Common Stock to be issued under various Common Stock Purchase Options (the "Options") pursuant to the Plan.

         In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Articles of Incorporation (as amended), By-Laws and corporate minutes provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company and we express no opinion thereon.

         Based upon and in reliance of the foregoing, we are of the opinion that the shares of Common Stock to be issued upon exercise of the Options, when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

                                            Very truly yours,

                    /s/ ATLAS, PEARLMAN, TROP & BORKSON, P.A.